Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-290417) and on Form S-3 (No. 333-289979) of Citius Oncology, Inc. of our report dated December 23, 2025, relating to the consolidated financial statements of Citius Oncology, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2025.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

December 23, 2025